CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Strategy Trust of our reports dated November 26, 2021, relating to the financial statements and financial highlights, which appear in the Virtus AllianzGI Convertible Fund, Virtus AllianzGI Core Plus Bond Fund, Virtus AllianzGI Global Allocation Fund, Virtus AllianzGI Global Dynamic Allocation Fund, Virtus AllianzGI Global Sustainability Fund, Virtus AllianzGI High Yield Bond Fund, Virtus AllianzGI International Small-Cap Fund, Virtus AllianzGI Preferred Securities and Income Fund, Virtus AllianzGI Short Duration High Income Fund, Virtus AllianzGI Water Fund, and Virtus NFJ Emerging Markets Value Fund Annual Reports on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights”, “Non-Public Portfolio Holdings Information” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 27, 2022